                                                                    EXHIBIT 99.5

                      NORTH AMERICAN SECURITY & FIRE, INC.
                              A NEVADA CORPORATION

                        MINUTES OF THE BOARD OF DIRECTORS
                  IMMEDIATELY FOLLOWING MEETING OF SHAREHOLDERS

                                December 22, 1998

         THE MEETING WAS HELD pursuant to waiver of Notice. Directors present were KIRT W. JAMES and J. DAN SIFFORD, JR. The President Mr. James acted as Chairman of the meeting and Secretary Mr. Sifford acted as Secretary.

         The Board Discussed the actions of the Board of the Previous day. The Officers reported that the corporation did not have sufficient funding to pay either current and prospective expenses, in connection with the reorganization, or to discharge past expenses, and that the spin-off could not be effected in such an illiquid posture. Special Securities Counsel advised the Board (1) that the spin-off of all assets, would likely carry with it unpaid liabilities, under the theories of conveyances in defraud of creditors; and (2) that the Spin-off all assets to the newly created subsidiary, would not be effective on December 31, 1999, as provided in the Plan of Reorganization and Spin-Off, but that its effectiveness would be determined by the acceptance and filing of Articles of Share Exchange, by the Secretary of State of Nevada.

         THE FOLLOWING ACTION WAS RESOLVED AND TAKEN: The Officers are empowered and directed to:

(1) The Officers were empowered and directed to defer the spin-off; until further action of the board; and to document the foregoing with an Amendment to Plan of Reorganization and Spin-Off, accordingly; and

(2) The Officers were empowered and directed to take action to place the corporations financial house in order, by such action as is reasonable and necessary, including, without limitation, discussions with previous investors, and other potential investors known to management by reasons of pre-existing relationships.

         THERE BEING NO FURTHER BUSINESS, the meeting was adjourned, and the Secretary directed to prepare written minutes of the Meeting and obtain the signatures thereto of the Directors present, and then to affix thereto the Corporate Seal.

         THE UNDERSIGNED DIRECTORS hereby Acknowledge or Waive Notice of this Meeting and Approve the foregoing Minutes of the Board.


/s/ KIRT W. JAMES                       /s/ J. DAN SIFFORD, JR.
----------------------------            -------------------------
    KIRT W. JAMES                           J. DAN SIFFORD, JR.